UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2013

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Executive Officers

On February 26, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Halcón Resources Corporation (“Halcón” or the “Company”) approved a cash bonus payment for 2012 performance and long-term equity incentive awards under the Company’s 2012 Long-Term Incentive Plan (as amended, the “Plan”) for Floyd C. Wilson, the Company’s Chief Executive Officer, as well an increase in Mr. Wilson’s base salary for 2013. On February 27, 2013, the Board approved cash bonus payments for 2012 performance and long-term equity incentive awards under the Plan for the Company’s President and other executive officers of the Company, as well as increases in base salaries for 2013. The bonus payments, long-term equity incentive awards under the Plan and base salary adjustments were made after consultation with the Company’s independent compensation consultant, and after taking into account the compensation practices of the Company’s compensation peer group, the Company’s compensation philosophy and the individual and collective achievements of the executives during 2012. The table below sets forth the approved amounts of annual cash bonus for 2012 performance, long-term equity incentive awards and the base salary for 2013 for the Company’s principal executive and financial officers, Messrs. Wilson and Mize, respectively, and the other officers listed below.

Executive	Annual Cash Bonus	Shares of Restricted Common Stock	Common Stock Underlying Stock Options	Base Salary Increase	2013 Base Salary
Floyd C. Wilson	$1,200,000	274,650	667,400	$150,000	$750,000
Stephen W. Herod	800,000	140,850	342,200	50,000	450,000
Mark J. Mize	700,000	123,240	299,500	50,000	400,000
David S. Elkouri	487,500	68,660	166,800	50,000	375,000
Joseph S. Rinando III	455,000	45,770	111,200	—	260,000

The restricted stock and stock option awards will vest in three equal installments on each anniversary date of the awards, with the first installment vesting on February 28, 2014, subject to acceleration under certain circumstances as provided in the Plan or otherwise agreed to by the Company. Each stock option award was issued with an exercise price of $7.10 per share, which was the closing market price for a share of the Company’s common stock on February 28, 2013. Each option award is subject to forfeiture in the event that the stockholders of the Company do not approve a proposal to increase the number of shares of common stock of the Company reserved under the Plan at the next annual meeting of stockholders.

The Compensation Committee also established long-term incentive compensation targets for each of the above executives, equal to the following percentages of base salary for each executive: Mr. Wilson, 650%; Mr. Herod, 550%; Mr. Mize, 500%; Mr. Elkouri, 400% and Mr. Rinando, 275%.

Amendment of 2012 Long-Term Incentive Plan

Also on February 27, 2013, the Board approved amendments to the Plan the primary purpose of which are to facilitate shifting administration of the Plan to a third party service provider by conforming the provisions of the Plan relating to the exercise and settlement of equity awards to the practices of the third party administrator. As amended, the Plan is entitled the “Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan”. A copy of the amended Plan is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Subject to stockholder approval in accordance with the rules of the New York Stock Exchange, the Board also approved an amendment to the Plan to increase the number of shares of common stock reserved thereunder from 11.5 million to 41.5 million.

Item 8.01      Other Events.

Compensation of Outside Directors

On February 27, 2013, the Board approved equity awards to certain non-employee directors and changes in non-employee director compensation recommended by the Committee.  The Committee made the recommendations that were approved by the Board after consultation with the Company’s independent compensation consultant and after taking into account the compensation practices of the Company’s compensation peer group.  The compensation changes are effective immediately and consist of: annual retainer paid to non-employee directors of $60,000; an annual fee paid to the Board’s lead director of $50,000; annual fees paid to the chairman of each of the Compensation, Audit, Reserves and Nominating and Corporate Governance committees in the amount of $15,000, $25,000, $12,500 and $12,500, respectively. Additionally, each non-employee director will receive an annual award of restricted stock having a value of $160,000 immediately following the annual stockholders meeting.  Eight non-employee directors that have served as directors from February 2012 also each received a one-time catch up award of restricted stock having a value of $110,000 effective February 28, 2013.

Amendments to Committee Charters and Equity Based Incentive Grant Policy

On February 27, 2013, the Board approved amendments to the charter of the Compensation Committee of the Board to conform the provisions of the Charter to newly enacted rules of the New York Stock Exchange relating to the assessment of independence of Committee members and compensation consultants engaged by the Committee, which rules will first go into effect in July 2013, to re-define the term “Executive Officers” to include the Company’s chief executive officer, president, chief accounting officer, each executive vice president, and any vice president in charge of reserves or human resources, and to clarify certain other responsibilities of the Committee.  At the same time, the Board also approved amendments to the charter of the Reserves Committee of the Board to clarify certain procedural matters relating to operation, responsibilities and authority of the Reserves Committee, including the authority of the Reserves Committee to expend such Company funds as it deems necessary to carry out its responsibilities under its charter.

Also on February 27, 2013, the Board approved an amendment to our Equity-Based Incentive Grant Policy to clarify the applicability of the policy to awards under the Plan made to non-employee directors.

Copies of the amended charter of the Compensation Committee and of the Reserves Committee and the amended Equity-Based Incentive Grant Policy, along with other corporate governance documents applicable to the Company, are available under the “Investor Relations — Corporate Governance” section of the Company’s website at www.halconresources.com.   References to our website address do not constitute incorporation by reference of the information contained on our website and should not be considered part of this report.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.01	Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

March 4, 2013	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer